EXHIBIT 99.1

GBT Initiates Expanded Access Program for Voxelotor in Patients With Sickle Cell Disease in Brazil

SOUTH SAN FRANCISCO, Calif., July 14, 2022 (GLOBE NEWSWIRE) -- Global Blood Therapeutics, Inc. (GBT) (NASDAQ: GBT) today announced the initiation of an expanded access program (EAP) for voxelotor in Brazil for the treatment of sickle cell disease (SCD) in adult and pediatric patients 12 years of age and older who cannot satisfactorily be treated with a medicine authorized for use in Brazil. ANVISA, the Brazilian Health Regulatory Agency, has authorized the voxelotor EAP, which is actively enrolling at clinical sites around the country.

“There are up to 100,000 people estimated to have sickle cell disease in Brazil, yet there are no currently approved treatments that directly address the underlying cause of the disease,” said Kim Smith-Whitley, M.D., executive vice president and head of research and development at GBT. “As part of our deep, ongoing commitment to patient access worldwide, we are pleased to initiate this expanded access program for eligible patients in Brazil who may benefit from voxelotor, which we believe can potentially modify the course of this debilitating disease.”

A first-in-class oral, once-daily therapy, voxelotor directly inhibits hemoglobin polymerization, the root cause of the sickling and destruction of red blood cells in SCD. The sickling process causes anemia and hemolysis (low hemoglobin due to red blood cell destruction), which impairs adequate oxygen delivery to tissues and organs in the body. Voxelotor is not currently approved for marketing by ANVISA in Brazil.

An expanded access program is a mechanism to make medicines available pre-approval upon request by a physician for eligible patients with no alternative treatment option. ANVISA’s authorization of an EAP is based on the following criteria:

  The product is intended for patients with a serious, debilitating, and/or life-threatening disease.
  There is no satisfactory therapeutic alternative with products registered in Brazil.
  The authorization to use the product is delivered based on the request, and only under the responsibility of the prescribing physician, as it is expected to deliver a significant benefit to the patient.

Under the voxelotor EAP, voxelotor will be supplied free of charge for as long as the patient requires treatment. This program is being implemented in partnership with and administered by Inceptua Group’s Medicines Access division, which has expertise in the strategy, design, and operational implementation of pre-approval access programs that make pharmaceutical products available to patients as appropriate in multiple countries around the world.

About Sickle Cell Disease

It is estimated that more than 100,000 people in the United States,1 52,000 people in Europe,2 up to 100,000 people in Brazil,3 and millions of people throughout the world have sickle cell disease (SCD).1 SCD occurs particularly among those whose ancestors are from sub-Saharan Africa, though it also occurs in people of Hispanic, South Asian, Southern European and Middle Eastern ancestry.1 SCD is a lifelong inherited blood disorder that impacts hemoglobin, a protein carried by red blood cells that delivers oxygen to tissues and organs throughout the body.4 Due to a genetic mutation, individuals with SCD form abnormal hemoglobin known as sickle hemoglobin. When sickle hemoglobin becomes deoxygenated, it polymerizes to form rods, which deforms the red blood cells into sickled – crescent-shaped, rigid – cells.4,5,6 The recurrent sickling process causes destruction of the red blood cells, hemolysis and anemia (low hemoglobin due to red blood cell destruction), which drives vascular inflammation contributing to blockages in capillaries and small blood vessels (vaso-occlusion) that impede the flow of blood and oxygen delivery throughout the body. Episodes of painful vascular occlusions are commonly referred to as vaso-occlusive crises (VOCs). The diminished oxygen delivery to tissues and organs can lead to life-threatening complications, including stroke and irreversible organ damage.5,6,7,8,9 Complications of SCD begin in early childhood and can include neurocognitive impairment, acute chest syndrome, and silent and overt stroke, among other serious issues.10 Early intervention and treatment of SCD have shown potential to modify the course of this disease, reduce symptoms and events, prevent long-term organ damage, and extend life expectancy.5

About Voxelotor
Voxelotor is an oral, once-daily therapy for patients with sickle cell disease (SCD). Voxelotor works by increasing hemoglobin’s affinity for oxygen. Since oxygenated sickle hemoglobin does not polymerize, voxelotor inhibits sickle hemoglobin polymerization and the resultant sickling and destruction of red blood cells leading to hemolysis and anemia, which are primary pathologies faced by every single person living with SCD. Through addressing hemolysis and anemia and improving oxygen delivery throughout the body, GBT believes that voxelotor has the potential to modify the course of SCD.

In November 2019, the U.S. Food and Drug Administration (FDA) granted accelerated approval for voxelotor tablets, under the brand name Oxbryta®, for the treatment of SCD in adults and children 12 years of age and older, and in December 2021, the FDA expanded the approved use of Oxbryta for the treatment of SCD in patients 4 years of age and older in the United States.10 As a condition of accelerated approval for patients ages 4 and older in the United States, GBT is studying Oxbryta in the HOPE-KIDS 2 Study, a post-approval confirmatory study using transcranial Doppler (TCD) flow velocity to assess the ability of the therapy to decrease stroke risk in children 2 to 14 years of age.

In recognition of the critical need for new SCD treatments, the FDA granted Oxbryta Breakthrough Therapy, Fast Track, Orphan Drug, and Rare Pediatric Disease designations for the treatment of patients with SCD. Additionally, Oxbryta received the prestigious 2021 Prix Galien USA award for “Best Biotechnology Product” from The Galien Foundation.

Please click here for Important Safety Information and full Prescribing Information, including Patient Information for Oxbryta in the U.S.

About Global Blood Therapeutics
Global Blood Therapeutics (GBT) is a biopharmaceutical company dedicated to the discovery, development and delivery of life-changing treatments that provide hope to underserved patient communities, starting with sickle cell disease (SCD). Founded in 2011, GBT is delivering on its goal to transform the treatment and care of SCD, a lifelong, devastating inherited blood disorder. The company has introduced Oxbryta (voxelotor), the first FDA-approved medicine that directly inhibits sickle hemoglobin (HbS) polymerization, the root cause of red blood cell sickling in SCD. GBT is also advancing its pipeline program in SCD with inclacumab, a P-selectin inhibitor in Phase 3 development to address pain crises associated with the disease, and GBT021601 (GBT601), the company’s next generation HbS polymerization inhibitor. In addition, GBT’s drug discovery teams are working on new targets to develop the next wave of potential treatments for SCD. To learn more, please visit www.gbt.com and follow the company on Twitter @GBT_news.

Forward-Looking Statements
Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including statements containing the words “will,” “anticipates,” “plans,” “believes,” “forecast,” “estimates,” “expects” and “intends,” or similar expressions. These forward-looking statements are based on GBT’s current expectations and actual results could differ materially. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. GBT intends these forward-looking statements, including statements regarding GBT’s priorities, dedication, commitment, focus, goals, mission, vision and positioning; safety, efficacy and mechanism of action of Oxbryta (or voxelotor) and other product characteristics; commercialization, delivery, availability, use and commercial and medical potential of Oxbryta; the expanded access program for Oxbryta in Brazil, including the potential availability, enrollment, use, impact and related expectations; ongoing and planned studies, clinical trials and registries, and related protocols, activities, timing, and other expectations; regulatory submission, review and approval; impacting the treatment, course and care of SCD; safety, efficacy, mechanism of action, advancement and potential of GBT’s drug candidates and pipeline; and working on new targets and discovering, developing and delivering treatments, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, and GBT makes this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect GBT’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the company and on assumptions the company has made. GBT can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved, and, furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond GBT’s control, including, without limitation, risks and uncertainties relating to the COVID-19 pandemic, including the extent and duration of the impact on GBT’s business, including commercialization activities, regulatory efforts, research and development, corporate development activities and operating results, which will depend on future developments that are highly uncertain and cannot be accurately predicted, such as the ultimate duration of the pandemic, travel restrictions, quarantines, social distancing and business closure requirements in the U.S. and in other countries, and the effectiveness of actions taken globally to contain and treat the disease; the risks that GBT is continuing to establish its commercialization capabilities and may not be able to successfully commercialize Oxbryta; risks associated with GBT’s dependence on third parties for research, development, manufacture, distribution and commercialization activities; government and third-party payer actions, including those relating to reimbursement and pricing; risks and uncertainties relating to competitive treatments and other changes that may limit demand for Oxbryta; the risks regulatory authorities may require additional studies or data to support continued commercialization of Oxbryta; the risks that drug-related adverse events may be observed during commercialization or clinical development; data and results may not meet regulatory requirements or otherwise be sufficient for further development, regulatory review or approval; compliance with obligations under the Pharmakon loan; and the timing and progress of activities under GBT’s collaboration, license and distribution agreements; along with those risks set forth in GBT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in GBT’s most recent Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission, as well as discussions of potential risks, uncertainties and other important factors in GBT’s subsequent filings with the U.S. Securities and Exchange Commission. Except as required by law, GBT assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

References

  Centers for Disease Control and Prevention. Sickle Cell Disease Data and Statistics (SCD). https://www.cdc.gov/ncbddd/sicklecell/data.html. Accessed June 7, 2022.
  European Medicines Agency. https://www.ema.europa.eu/en/medicines/human/orphan-designations/eu3182125. Accessed June 12, 2022.
  Ministério da Saúde (Brasil), Protocolo Clínico e Diretrizes Terapêuticas da Doença Falciforme, Feb. 19, 2018
  National Heart, Lung, and Blood Institute. Sickle Cell Disease. https://www.nhlbi.nih.gov/health-topics/sickle-cell-disease. Accessed February 23, 2022.
  Kato GJ, et al. Nat Rev Dis Primers. 2018;4:18010.
  Rees DC, et al. Lancet. 2010;376(9757):2018-2031.
  Kato GJ, et al. J Clin Invest. 2017;127(3):750-760.
  Caboot JB, et al. Paediatr Respir Rev. 2014;15(1):17-23.
  Nader E, et al. Front Immunol. 2020 Mar 13;11:454.
  Kanter J, et al. Blood Rev. 2013 Nov;27(6):279-87.

Contact:
Steven Immergut (media)
+1 650-410-3258
simmergut@gbt.com

Courtney Roberts (investors)
+1 650-351-7881
croberts@gbt.com